UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

NexPoint Real Estate Finance, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-39210	84-2178264
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-276-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NREF	New York Stock Exchange, NYSE Texas

8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	NREF-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note

On January 16, 2026, NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”), the operating partnership of NexPoint Real Estate Finance, Inc. (the “Company”), loaned $16.7 million to NexPoint Storage Partners Operating Company, LLC (“NSP OC”), a subsidiary of NexPoint Storage Partners, Inc. (“NSP”). In connection with the loan, NSP OC issued a promissory note (the “NSP Note”) pursuant to which NSP OC may borrow up to an aggregate principal amount of $40 million, with $16.7 million outstanding as of January 16, 2026. The NSP Note bears interest at 14% per annum, which is payable in kind, is interest only during the term of the NSP Note and matures on January 16, 2031.

Borrowings under the NSP Note are secured by a first priority lien on certain income streams and the related deposit accounts of NSP OC and its subsidiaries and certain subsidiaries of NexPoint Advisors, L.P. (“NexPoint”), the parent of NexPoint Real Estate Advisors VII, L.P. (the “Manager”), the Company’s external manager, including (i) cash received as base rent under identified master leases, (ii) cash received as asset management fees under identified asset management agreements, (iii) cash received as disposition fees under identified trust agreements, and (iv) related deposit accounts. The NSP Note is subordinated in right and time of payment to NSP’s outstanding Series D Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), which is mandatorily redeemable on December 8, 2028, subject to two one-year extensions at the election of NSP, and no payments or prepayments on the NSP Note other than payment of interest in-kind may be made without the prior written consent of the holder of the Series D Preferred Stock unless the Series D Preferred Stock has been fully redeemed.

The Ohio State Life Insurance Company (“OSL”) has agreed to purchase $5 million in principal amount of the NSP Note at par plus accrued interest prior to the end of the second quarter of 2026.

As of January 16, 2026, the Company owned approximately 25.4% of the total outstanding shares of common stock of NSP and has guaranteed certain obligations of NSP, which are capped at $97.6 million. As of January 16, 2026, the OP owned approximately 95.4% of NSP’s outstanding 15.0% Cumulative Series G Preferred Stock, $0.01 par value per share. Accounts advised by NexPoint and its affiliates beneficially own substantially all of the equity securities of NSP. OSL may be deemed an affiliate of the Manager through common beneficial ownership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT REAL ESTATE FINANCE, INC.

By:	/s/ Paul Richards
Name:	Paul Richards
Title:	Chief Financial Officer, Executive Vice President-Finance, Assistant Secretary and Treasurer

Date: January 23, 2026